Exhibit 5.1

September 8, 2017

Board of Directors
Full House Resorts, Inc.
One Summerlin
1980 Festival Plaza Drive
Suite 680
Las Vegas, Nevada 89135

Ladies and Gentlemen:

We have acted as counsel to Full House Resorts, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3, including any amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the offer and sale by the selling stockholder named in the Registration Statement of up to 1,000,000 shares of common stock, par value $0.0001 per share, of the Company (the "Shares").

As such counsel, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto and such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation (a) the Amended and Restated Certificate of Incorporation of the Company, as amended; (b) the Amended and Restated Bylaws of the Company; and (c) certain resolutions adopted by the board of directors of the Company.

As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Shares have been duly authorized and validly issued and are fully paid and non-assessable.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Greenberg Traurig, LLP